UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2009

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, the Board of Directors (“Board”) of ICO, Inc. (the “Company”), or the Compensation Committee of the Board (the “Committee”), approved the following awards of restricted shares (“Restricted Shares”) of the Company’s common stock, pursuant to the terms of the plans referenced below.

“Periodic” Awards of Restricted Shares to Class III Non-Employee Directors
Eric O. English and David E.K. Frischkorn, Jr. were re-elected to the Board at the 2009 Annual Meeting of Shareholders.   Their terms will expire at the 2012 Annual Meeting of Shareholders.  Each of these non-employee directors received Restricted Share awards, pursuant to the terms of the Company’s 2008 Equity Incentive Plan for Non-Employee Directors, as amended (the “Director Plan”) and award agreements to be executed by the directors, with terms including the following:

Number of Shares:	24,000
Date of Grant:	May 11, 2009
Vesting Date:	February 1, 2012
Forfeiture:
The Restricted Shares are subject to forfeiture in the event that the director resigns or otherwise ceases to serve on the Board as of the Vesting Date (except in the event of death, permanent disability, or other limited circumstances described in the Director Plan, in which case the Restricted Shares will vest immediately).

The Board’s current intention is that “periodic” Restricted Shares are awarded to non-employee directors at or shortly after the time the director is elected (or re-elected) to the Board, with vesting near the end of such director’s term of office.  The Board’s current intention is that after the initial “periodic” Restricted Share awards, directors do not generally receive Restricted Share awards at any other time during their three-year term, other than in exceptional circumstances.

Award to Derek Bristow
Derek Bristow currently serves as President of the Company’s ICO Europe division.  On May 7, 2009, the Board appointed Mr. Bristow as President of the Company’s Asia Pacific division (in addition to his position as President of ICO Europe), with such appointment to be effective as of May 18, 2009.  In connection therewith the Committee approved the following award to Mr. Bristow pursuant to the terms of the Company’s 2007 Equity Incentive Plan, as amended (the “Employee Plan”) and an award agreement to be executed by Mr. Bristow, with terms including the following:

Number of Shares:	21,000
Date of Grant:	May 11, 2009
Vesting Date:	May 11, 2012
Forfeiture:
The Restricted Shares are subject to forfeiture in the event that Mr. Bristow’s employment with the Company terminates prior to the end of the three-year vesting period (except in the event of death, permanent disability, or other limited circumstances described in the Employee Plan as interpreted by the Committee, in which case the Restricted Shares will vest immediately).

Award to John Knapp
A. John Knapp, Jr. currently serves as the Company’s Chief Executive Officer and President (“CEO”), and also as Vice Chairman of the Board.  On March 4, 2009, the Company announced that, in keeping with the Company’s long-term strategy, the Company’s Board has initiated an exploratory search for a new CEO.  The Company also announced that Mr. Knapp will continue to serve in his current position during the search process and will thereafter continue to serve on the Board.  (See the Company’s Form 8-K filed on March 5, 2009.)  Although the Board has no set timetable for completion of the exploratory search and appointment of the Company’s next CEO, it is anticipated that Mr. Knapp may no longer continue to be employed by the Company in one year’s time, in which case his current unvested Restricted Share awards would be forfeited.  The Board desires, however, that Mr. Knapp remain employed for the next one-year period and continue to serve as CEO during the exploratory search.  Accordingly, Mr. Knapp agreed to forfeit his current unvested Restricted Shares (77,539 Restricted Shares represented by three separate awards: 36,000 Restricted Shares awarded on August 17, 2007; 30,000 Restricted Shares awarded on December 15, 2008; and 11,539 Restricted Shares awarded on December 15, 2008).  In exchange the Board approved the following award of Restricted Shares to Mr. Knapp, pursuant to the terms of the Employee Plan and an award agreement to be executed by Mr. Knapp, with terms including the following:

Number of Shares:	77,539
Date of Grant:	May 11, 2009
Vesting Date:	May 11, 2010 (one year from the Date of Grant)
Forfeiture:
The Restricted Shares are subject to forfeiture in the event that Mr. Knapp’s employment with the Company terminates prior to the end of the one-year vesting period (except in the event of death, permanent disability, or other limited circumstances described in the Employee Plan as interpreted by the Committee, in which case the Restricted Shares will vest immediately).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: May 12, 2009	By:	/s/ A. John Knapp, Jr.
	Name:	A. John Knapp, Jr.
	Title:	President and CEO